CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We  hereby  consent  to  the incorporation by reference in the Registration
Statement on Form S-8 of the following report filed with the Securities and Exchange Commission, which has been incorporated by reference in its entirety in the Registration Statement on Form S-8:

     1. Our report dated April 10, 2002, with respect to the financial statements of Group Management Corp., included in its Annual Report on Form 10-KSB for the year ended December 31, 2001.



/s/ Wrinkle, Gardner & Company, P.C.
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Wrinkle, Gardner & Company P.C.
Friendswood, TX
September 17, 2002